SETTLEMENT AGREEMENT


         THIS AGREEMENT, entered as of day of March, 1996, by and between PALM SPRINGS EAST LIMITED PARTNERSHIP, a Nevada limited partnership, in all capacities, including its capacity as debtor and debtor-in-possession in the PSELP Bankruptcy Case defined below ("PSELP"), and the 29 PALMS BAND OF MISSION INDIANS (the "Tribe"), a federally recognized Indian tribe. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, PSELP and the Tribe confirm and agree as follow:

                              W I T N E S S E T H:

     A. The Tribe is a band of Native Americans recognized as possessing the powers of self governance; and

     B. PSELP is an affiliated entity of Elsinore Corporation, a publicly traded corporation regulated by the Nevada Gaming Commission; and

     C. PSELP and the Tribe entered into a Management Agreement, dated November 11, 1993, and amended on January 25, 1994 (the "Management Agreement"), for the management of Class II gaming and such Class III gaming as authorized during the term of the Management Agreement in accordance with the Indian Gaming Regulatory Act, the controlling Gaming Ordinance of the Tribe, and such Tribal-State Compact between the Tribe and the State of California as may be entered into, at the Spotlight 29 Casino (the "Casino"), located in the county of Riverside, state of California; and

     D. PSELP and the Tribe entered into a Loan Agreement, dated November 11, 1993 (the "Loan Agreement") in the amount of Ten Million Dollars ($10,000,000), to fund the development, construction and operation of the Casino; and

     E. Effective July 29, 1994, the National Indian Gaming Commission (the "NIGC"), approved the Management Agreement and Loan Agreement, and thereafter PSELP completed the design and construction of the Casino, which was opened to the public on January 14, 1995; and

     F. Pursuant to the Management Agreement, PSELP has provided periodically to the Tribe working capital advances to permit the continued operation of the Casino; and

     G. With accrued interest, the funds advanced by PSELP pursuant to the Loan Agreement and the working capital contributions total an aggregate amount which exceeds $13 million; and

     H. On or about February 15, 1995, the Tribe determined that the Casino could not compete effectively with other casinos in the area without the addition of video "pull-tab" gaming devices; and

     I. On March 3, 1995, the Tribe installed and now operates video "pull-tab" gaming devices at the Casino; and

     J. Disputes have arisen between PSELP and the Tribe with respect to the rights of the parties under the Management Agreement and under the Loan Agreement; and

     K. On March 27, 1995, PSELP, its general partner Elsub Corporation, and Elsinore Corporation initiated legal action (the "Legal Action") against the Tribe in connection with the Management Agreement and moved for a preliminary injunction requiring the removal of the "pull-tab" devices on the grounds that the Tribe did not yet have authority from the State of California to operate "pull-tab" devices at the Casino; and

     L. On or about April 13, 1995, and in the midst of legal action at an impasse in negotiations, PSELP withdrew from the onsite management of the Casino and PSELP discontinued funding operating shortfalls of the Casino; and

     M. On May 16, 1995, PSELP and the other plaintiffs dismissed without prejudice the Legal Action that had been commenced against the Tribe; and

     N. On May 16, 1995, the Tribe delivered to PSELP notice of claimed breaches under the Management Agreement; and, as part of the notice, the Tribe threatened to terminate the Management Agreement; and

     O. Effective June 16, 1995, the Tribe declared that the Management Agreement with PSELP was terminated; and

     P. Since approximately April 15, 1995, the Tribe has performed the management duties that had been performed previously by PSELP under the Management Agreement; and

     Q. In order to resolve all known and unknown outstanding disputes between PSELP and the Tribe, and to avoid costly and protracted litigation, and to avoid costly and protracted litigation, PSELP and the Tribe desire to resolve their disputes by compliance with the terms and conditions of this Agreement.

     NOW,  THEREFORE,   for  good  and  valuable   consideration,   receipt  and
sufficiency of which is hereby acknowledged by the respective parties hereto, it is agreed as follows:

                                    1 SECTION
                                   Definitions

         "Act" means the Indian Gaming Regulatory Act, 102 Stat. 2467, 25 U.S.C. 2701, et seq.

         "Class II Gaming" has the meaning given that phrase by the Act.

         "Class III Gaming" has the meaning given that phrase by the Act.

         "Closing Date" has the meaning given in Section 7 of this Agreement.

         "Compact" means such Tribal-State Compact for the Conduct of Class III Gaming as may be entered into between the Tribe and the State of California pursuant to the Act.

         "Event of Default" has the meaning given in Section 10 of this Agreement.

         "Facility" means the gaming center constructed and operating at the Site and shall include any room or rooms therewith and all equipment therein, in which gaming is conducted, and shall further include patron food, beverage and service facilities, and any other related income producing property or activities on the Site.

         "GAAP" means Generally Accepted Accounting Principles as promulgated by the American Institute of Certified Public Accountants.

         "Gross Receipts" means all revenue of any kind resulting from the operation of the Facility.

         "Income" means, consistent with GAAP and determined on an accrual basis, all Gross Receipts, including, but not limited to, royalties, earnings, income, interest, proceeds, products, rents, revenues and other payments which may now or hereafter be received or become receivable from the operation of the Facility, net of all expenses necessary or proper for the maintenance, operation, and repair of the Facility (the "Operating Expenses"), including, but not limited to, costs of goods, gaming equipment, services, prizes, employee wages, taxes relating to employee wages, advertising, promotion, bus and coordinator costs, auto and travel expense, bad debt expense, uniforms, office expense, printing, supplies, utilities, rent, insurance, maintenance, legal services, costs of regulations, accounting and miscellaneous and other expenses; provided, however, that legal and other expenses relating to the dispute between PSELP and Tribe, interest and principal repayment on the Restated Note and depreciation on the Facility shall not be Operating Expenses for purposes of this definition.

         "Loan Agreement" means that certain Loan Agreement between PSELP and the Tribe, dated November 11, 1993.

         "Management Agreement" means that certain Management Agreement between PSELP and the Tribe dated November 11, 1993, and the addendum thereto dated January 23, 1994.

         "Obligations" means all obligations owing under this Agreement and under the Restated Note.

         "Party"  or  "Parties"   means  PSELP,   and  its  affiliate   Elsinore
Corporation, or the Tribe, or both, as required by the context of the usage of the term in this Agreement.

         "PSELP Bankruptcy Case" means the Chapter 11 case of PSELP commenced on October 31, 1995, and pending in the United States Bankruptcy Court for the District of Nevada, Case No. 95-24688 RCJ.

         "Reservation" means the lands near the city of Indio, county of Riverside, state of California recognized by the United States of America as the Reservation of the Tribe.

         "Restated Note" means the Restated Commercial Promissory Note in the form of Exhibit "B" to this Agreement which the Tribe will execute and deliver to PSELP on the Closing Date, pursuant to Section 3.2 of this Agreement.

         "Site" means the approximate 55-acre parcel of Reservation land described in Exhibit "A" to this Agreement.

         "Tribal Council" means the 29 Palms Band of Mission Indians Tribal Council, the duly elected governing body of the Tribe as authorized by Article 3 of the Tribal Articles of Association.

                                    2 SECTION
                       Termination of Management Agreement

         PSELP and the Tribe agree that the Management Agreement shall be and hereby is terminated effective June 16, 1995.

                                    3 SECTION
                    Replacement of Development Loan Agreement

     3.1 The Loan Agreement between the Tribe and PSELP is replaced by the terms of this Agreement.

In this regard:

     (a) As of January 1, 1996, the principal sum of the indebtedness owing from the Tribe to PSELP shall be $9 million (the "Restated Principal").

     (b) The annual rate of interest payable on the Restated Principal shall be adjusted quarterly on June 30, September 30, December 31 and March 31, of any applicable year, to an amount equal to the then maximum allowable interest rate permitted under California law, which interest rate in no event shall be less than 10.0 percent or more than 12.0 percent.

     (c) The Restated Principal will be repaid in accordance with the terms of the Restated Note which is attached hereto as Exhibit "B".

     3.2 On the Closing Date, the Tribe will execute and deliver the Restated Note to PSELP.

                                    4 SECTION
                                 Mutual Releases

     4.1 Effective on the Closing Date, the Tribe does hereby unconditionally and irrevocably release, quit and absolutely discharge PSELP and its predecessors, successors, assigns, officers, directors, partners, employees, agents, affiliates, and subsidiaries of and from any and all rights, claims, obligations, actions, causes of action, suits, debts, liens, contracts, liabilities, demands, costs, expenses (including, but not limited to attorneys'
fees), whether known, unknown, fixed, contingent, accrued, inchoate, or otherwise, which now exist or may hereafter arise pursuant to statute, contract, tort, or equity, and which are based on the Management Agreement, or on any other matters which have occurred before the execution of this Agreement. Pursuant to this general release of all claims, the Tribe expressly waives the protections and benefits of California Civil Code Section 1542 which states:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

At closing, the Tribe will deliver to PSELP a Release in the form of Exhibit "C" to this Agreement.

     4.2 Effective on the Closing Date, PSELP does hereby unconditionally and irrevocably release, quit and absolutely discharge Tribe and its predecessors, successors, assigns, officers, directors, partners, employees, agents,
affiliates,   and  subsidiaries  of  and  from  any  and  all  rights,   claims,
obligations, actions, causes of action, suits, debts, liens, contracts, liabilities, demands, costs, expenses (including, but not limited to attorneys'
fees), whether known, unknown, fixed, contingent, accrued, inchoate, or otherwise (collectively, the "Claims"), which now exist or may hereafter arise pursuant to statute, contract, tort, or equity, and which are based on the Management Agreement, or on any other matters which have occurred before the execution of this Agreement. Notwithstanding any other provision hereof, this Release shall not release the Tribe or other released parties from any liability, lien, security interest or other Claim whatsoever in conjunction with, or resulting from any breach or violation of, the Agreement, the Restated Note, the Loan Agreement as modified by this Agreement, or related loan and security documents. Pursuant to this general release of all of all claims, PSELP expressly waives the protections and benefits of California Civil Code Section 1542 which states:

                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

At closing, PSELP will deliver to the Tribe a Release in the form of Exhibit "D" to this Agreement.

     4.3 By entering into this Agreement, neither PSELP nor the Tribe expressly or implicitly admits to or acknowledges any past liability or obligation to the other under any contract, agreement, instrument or arrangement.

                                    5 SECTION
                                 No Encumbrances

     The Tribe will not encumber the assets and Income of the Facility without the express written consent of PSELP, which consent will not be unreasonably withheld. Nothing in this Agreement authorizes either party to encumber any real property owned by the Tribe.

                                    6 SECTION
                         Representations and Warranties

     6.1 Representations and Warranties of PSELP. In addition to the other covenants, promises and warranties contained in other parts of this Agreement, PSELP represents and warrants for the benefit and reliance of the Tribe as follows:

     (a) PSELP is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Nevada, with all requisite partnership power and authority to enter into and carry out its obligations under this Agreement, subject to the approval of the Bankruptcy Court in the PSELP Bankruptcy Case as provided below.

     (b) Subject to the approval of the Bankruptcy Court in the PSELP Bankruptcy Case as provided below, the execution, delivery, and performance of this Agreement by the persons (including Elsub Management, Inc.) executing the same on behalf of PSELP have been duly and validly authorized (and by their execution hereof such persons individually represent and warrant that they are so authorized) and this Agreement and the other agreements and instruments contemplated hereby constitute legal, valid and binding obligations of PSELP, enforceable in accordance with their respective terms.

     (c) To the knowledge of PSELP, the execution, delivery or performance of this Agreement will not, with or without the giving of notice and/or the passage oftime (1) violate any provision of law applicable to PSELP or the Facility whichwould prevent the consummation of the transactions contemplated by this Agreement; or, (2) conflict with any judgment, order, injunction, decree or ruling of any court or governmental authority, or other agreement or instrument by which PSELP or the Facility are bound, or to which any of them are subject, or which would prevent the consummation of the transactions contemplated by this Agreement, except that the Agreement is subject to the approval of the Bankruptcy Court in the PSELP Bankruptcy Case as provided below.

     (d) The execution and delivery of this Agreement by PSELP and the consummation of the transactions contemplated hereunder will not result in any obligation or liability (with respect to accrued benefits or otherwise) to any employee benefit plan or to any employee or former employee of PSELP.

     (e) PSELP has not made any untrue statement of material fact in this Agreement or in any document to be furnished to the Tribe under this Agreement, and PSELP has not omitted any material fact in this Agreement or in any document to be furnished to the Tribe which would cause any of the statements made herein or in any documents furnished to the Tribe to be misleading.

     6.2 Representations and Warranties of Tribe. In addition to the other covenants, promises and warranties contained in other parts of this Agreement, the Tribe hereby represents and warrants for the benefit of PSELP as follows:

     (a) The Tribe is an Indian tribe duly organized, validly existing and in good standing under the laws of the United States of America, with all requisite tribal powerand authority to enter into and carry out its obligations under this Agreement.

     (b) The execution, delivery, and performance of this Agreement by the persons executing the same on behalf of the Tribe have been duly and validly authorized (and by their execution hereof such persons individually represent and warrant that they are so authorized) and this Agreement and the other agreements and instruments contemplated hereby constitute legal, valid and binding obligations of the Tribe, enforceable in accordance with their respective terms.

     (c) Except for approvals from the National Indian Gaming Commission, the Tribe will not assert that any other consent, license, permit, order, approval or authorization of any governmental authority or private party is required in connection with the execution, delivery, and performance of this Agreement and the Restated Note by the Tribe.

     (d) The execution, delivery or performance of this Agreement will not, with or without the giving of notice and/or the passage of time (1) violate any provision of law applicable to the Tribe or the Facility or which would prevent the consummation of the transactions contemplated by this Agreement; or, (2) conflict with or result in the breach or termination of, or constitute a default under or pursuant to any indenture, mortgage, deed of trust or any judgment, order, injunction, decree or ruling of any court or governmental authority, or other agreement or instrument by which the Tribe or the Facility are bound, or to which any of them are subject, or which would prevent the consummation of the transactions contemplated by this Agreement; or, (3) result in the creation of any lien, charge or encumbrance upon the Facility except as provided in Section 5 of this Agreement.

     (e) The Tribe has good and marketable title to the Facility except as specifically stated herein or as described on Schedule 1 attached hereto.

     (f) All debts, arising by contract or otherwise affecting the Facility that have been incurred prior to the Closing Date and are obligations of the Tribe, which have been or will be fully paid by the Tribe.

     (g) There are no actions, claims, suits or proceedings pending directly against the Tribe or the Facility in any court or before any administrative agency which would prevent the Tribe from completing the transactions provided for herein.

     (h) The Tribe has not made any untrue statement of material fact in this Agreement or in any document to be furnished to the PSELP under this Agreement, and the Tribe has not omitted any material fact in this Agreement or in any document to be furnished to the PSELP which would cause any of the statements made herein or in any documents furnished to the Tribe to be misleading.

     6.3 No Limitation. No specific warranty or representation contained herein shall be deemed to modify or limit any general warranty or representation.

     6.4 Reliance on Warranties. The representations and warranties of PSELP and the Tribe contained herein are made with the knowledge and expectations that the other party is placing complete reliance thereon.

     6.5 Continued Validity. The representations and warranties contained herein shall be true and correct as of the date of the execution hereof, or such other date as specified herein, and as of the Closing Date and shall survive the Closing Date and investigation at any time made by or on behalf of the Tribe or PSELP.
                                    7 SECTION
                                     Closing

     7.1 The closing shall be as provided in this Section 7 and shall occur at the offices of PSELP, 202 Fremont Street, Las Vegas, Nevada.

     7.2 At the closing, PSELP shall deliver to the Tribe:

     (a) A form of Order which will be submitted to the Bankruptcy Court for purposes of obtaining judicial approval of this Agreement; and

     (b) A release pursuant to Section 4 above substantially in the form of Exhibit "D" to this Agreement.

     7.3 At the closing, the Tribe shall deliver to PSELP the following:

     (a) A fully executed Restated Note in the form of Exhibit B to this Agreement;

     (b) A release pursuant to Section 4 substantially in the form of Exhibit "C" to this Agreement;

     (c) The legal opinion of general counsel of the Tribe in substantially the form as Exhibit "E" to this Agreement; and

     (d) A fully executed and duly certified resolution of the Tribal Council, in substantially the form of Exhibit "F" to this Agreement, unconditionally and specifically: (1)approving this Agreement and all schedules, exhibits and related documents and instruments entered into between PSELP and the Tribe in connection herewith; and (2) waiving the sovereign immunity of the Tribe in accordance with Sections 5 and 12 of this Agreement and acknowledging that no action of the Tribal Council or Tribal Gaming Commission of the 29 Palms Band of Mission Indians shall operate to excuse the Tribe's obligations to perform the terms of this Agreement.

     7.4 At the closing, PSELP and the Tribe shall execute such documents and instruments not in conflict with the terms hereof as any of them may require to fully effectuate the terms, covenants and conditions hereof.

     7.5 PSELP and the Tribe shall pay their own respective costs, fees and expenses, including attorney fees and costs, incurred in connection with the negotiation, documentation, and closing of this Agreement.

     7.6 The terms, covenants and conditions hereof shall not merge with any documents or instrument executed or delivered at closing or in connection with the consummation of the transactions contemplated by this Agreement, and shall survive the closing and shall continue in full force and effect until such time, if any, as provided herein.

                                    8 SECTION
                  Tribe's Reporting and Inspection Obligations

     8.1 Until the Tribe satisfies in full all of the Obligations, the Tribe shall furnish PSELP within sixty (60) days after the end of each of the Tribe's fiscal years, audited financial statements covering the operations of the Facility for such fiscal year by delivering to PSELP an accurate and complete copy of such financial reports as must be submitted to the NIGC. Said statements shall include, but need not be limited to, a balance sheet and a statement of profit and loss satisfactorily certified by an accounting firm deemed satisfactory by the NIGC. The Tribe's fiscal year ends September 28. The above-required statements shall segregate income and expense attributable to the Facility and shall include the gross sales figures of any tenant paying percentage or other rental with respect thereto.

     8.2 The Tribe shall keep and maintain at an office located in the Facility complete, accurate and customary records and books of account with respect to all of the Tribe's business transactions with respect to the Facility and shall retain the same intact until the Tribe fully satisfies the Obligations. PSELP or its representatives shall be entitled at all reasonable times to inspect and make copies and extracts of all such records and books of account.

     8.3 PSELP may make or cause to be made reasonable entries upon and inspection of the Facility until the Tribe fully satisfies the Obligations.

     8.4 The Tribe agrees at any time, and from time to time, during the term hereof and within ten (10) days after demand therefor from PSELP, to execute and deliver to PSELP, or any party designated by PSELP, a certificate in recordable form certifying the amount then due pursuant to this Agreement and the
Obligations secured hereby, the terms of payment thereof, the dates to which payments have been paid, that this Agreement and all instruments and Obligations secured hereby are in full force and effect and that there are no defenses or offsets thereto, or specifying in what regards this Agreement or such Obligations are not in full force and effect and the nature of any defense or offsets thereto, together with such other information as PSELP may request.

     8.5 PSELP will not disclose voluntarily any financial information obtained from the Tribe pursuant to this Agreement without first obtaining the consent of the Tribe. PSELP will promptly notify the Tribe of any subpoena which requires the Tribe to disclose financial information received from the Tribe pursuant to this Agreement. The Tribe, at its own expense, may elect to contest such a subpoena. If the Tribe does not elect to contest the subpoena within five days of the return date on the subpoena, then PSELP is authorized to abide by the subpoena and produce any financial information requested by the subpoena. Upon satisfaction of the Tribe's Obligations under this Agreement, PSELP will return any financial information pertaining to the Tribe which is still in the possession of PSELP.

                                    9 SECTION
                                    Insurance

     9.1 The Tribe shall obtain and maintain insurance coverage of the following types in amount mutually agreeable to the Tribe and PSELP through policies exclusively devoted to the Facility and the business activity conducted thereon: casualty other than earthquake insurance, and earthquake insurance.

     9.2 PSELP shall be named as additional insured and mortgagee/loss payee on all policies. Within ten (10) days from the date hereof, the Tribe will deliver to PSELP certificates of insurance documenting the Tribe's compliance with the requirements of Section 10.1 of this Agreement. The policies shall provide that the insurer shall not assert the Tribe's immunity from suit for claims within the policy limits. The Tribe shall not be liable beyond those limits.

     9.3 In the event the Facility is substantially destroyed and the Tribe decides not to rebuild, the insurance proceeds shall be used first to repay the Obligations to PSELP, any remaining proceeds shall be paid to the Tribe.

     9.4 If the Tribe elects to utilize such insurance proceeds to rebuild the Facility, in such event, the Tribe's Obligations pursuant to this Agreement shall automatically be extended for the length of time equal to the elapsed time the Facility was unavailable for complete operation due to the destruction of Facility.

                                   10 SECTION
                                     Default

     10.1 Any default in the performance of any term, covenant or condition contained herein or in any instrument or obligation secured hereby shall be an Event of Default hereunder. PSELP will provide written notice of any default to the Tribe, and the Tribe will have ten (10) days following receipt of notice to cure the default. In the event that the Tribe fails to cure its default within ten (10) days of receipt of written notice from PSELP, then PSELP will be free to exercise all of its rights and remedies under this Agreement. The failure of PSELP to exercise its rights with respect to any particular default will not constitute a waiver of that default or a waiver of any subsequent default.

     10.2 The waiver or release by PSELP of any default or of any of the provisions, covenants and conditions hereof on the part of the Tribe to be kept and performed shall not be a waiver or release of any preceding or subsequent breach of the same or any other provision, covenant or condition contained herein. The subsequent acceptance of any sum in payment of any indebtedness secured hereby or any other payment hereunder by the Tribe to PSELP shall not be construed to be a waiver or release of any preceding breach by the Tribe of any provision, covenant or condition of this Agreement other than the failure of the Tribe to pay the particular sum so accepted, regardless of PSELP's knowledge of such preceding breach at the time of acceptance of such payment. No payment by the Tribe or receipt by PSELP of a lesser amount than the amount therein provided shall be deemed to be other than on account of the earliest sums due and payable hereunder, nor shall any endorsement or statement on any check or any letter or document accompanying any check or payment be deemed an accord and satisfaction, and PSELP may accept any check or payment without prejudice to PSELP's right to recover the balance of such sum or pursue any other remedy provided in this Agreement. The consent by PSELP to any matter or event requiring such consent shall not constitute a waiver of the necessity for such consent or any subsequent matter or event.

     10.3 PSELP shall give the Tribe prompt notice of the occurrence of any Event of Default hereunder.

                                   11 SECTION
                          Dispute Resolution Procedures

     11.1 Meet and Confer; No Arbitration. Whenever during the term of this Agreement, any disagreement or dispute arises between the Parties as to the interpretation of this Agreement or any rights or obligations arising thereunder, such matters shall be resolved whenever possible by meeting and conferring. Any Party may request such a meeting by giving notice to the other, in which case such other Parties shall make themselves available within seven
(7) days thereafter. If such matters cannot be so resolved within ten (10) days from the date of such meeting, and involve any claim of breach of default under this Agreement, either Party may enforce the provisions of this Agreement by commencing a civil action in a Court of competent jurisdiction as provided in
Section 12.2 and 12.3 of this Agreement. The Parties shall have no legal or equitable obligation to consent to arbitration under this Agreement.

     11.2 Judicial Enforcement. Either Party may obtain an interpretation of, or enforce any provision, right or obligation provided for in, this Agreement, the Restated Note, the Loan Agreement as modified herein, and related loan and security documents by commencing a civil action in the United States District Court for the Central District of California. If and only if the United States District Court lacks jurisdiction, then and only then does the Tribe consent to be sued in the Superior Court of the State of California in Riverside County, with appeals as appropriate to the California Court of Appeals and the California State Supreme Court. Neither the Tribe nor PSELP may challenge the jurisdiction of a Court to hear and consider a civil complaint filed pursuant to
Section 12 of this Agreement. The Tribe expressly waives its sovereign immunity for this purpose in accordance with the provision of Section 12.3 of this Agreement.

     11.3 Tribe's Limited Waiver of Sovereign Immunity.

     (a) Jurisdiction and Venue. The Tribe hereby waives, limits, or modifies its sovereign immunity from unconsented suit only as provided in this Section
11. The Tribe expressly waives its sovereign immunity from suit or action for any breach of, or default on, the Tribe's representations, warranties and Obligations under this Agreement and under the Restated Commercial Promissory Note executed by the Tribe in accordance with this Agreement. The Tribe consents to be sued in the United States District Court for the Central District of California. If and only if the United States District Court lacks jurisdiction, then and only then does the Tribe consent to be sued in the Superior Court of the State of California in Riverside County, with appeals as appropriate to the California Court of Appeals and the California State Supreme Court. Neither the Tribe nor PSELP may challenge the jurisdiction of a Court to hear and consider a civil complaint filed pursuant to Section 11 of this Agreement.

     (b) Monetary Damages. The Courts described in Section 11.2 and 11.3(a), above shall have authority to enforce an award of monetary damages set forth in any judgement or order of the court. In no case shall a Party be entitled to punitive damages. NOTWITHSTANDING THE FOREGOING, IT IS UNDERSTOOD AND AGREED BY THE PARTIES HERETO THAT RECOURSE FOR THE RECOVERY OF ANY INDEBTEDNESS REFERENCED HEREIN IS LIMITED TO THE INCOME OF THE FACILITY AS DEFINED IN THIS AGREEMENT.

     (c) Injunctive or Declaratory Relief. The Court may utilize its powers, including its equity powers, as it deems necessary and appropriate.

     11.4 Notice Requirements. Before any suit is filed, the complaining party will submit to the responding party a written notice of each claim as to which suit is contemplated, and the basis for the claim.

     11.5 Limitation Periods.

     (a) No action for damages may be commenced against the Tribe until the same has been presented to the Tribe and thirty (30) days have elapsed since the date of presentation without settlement of the amounts claimed.

     (b) No action for damages may be commenced against PSELP until the same has been presented to PSELP and thirty (30) days have elapsed since the date of presentation without settlement of the amounts claimed.

     11.6 Attorney's Fees. If action is brought by any Party to enforce the provisions of this Agreement or to pursue any remedy permitted under this Agreement, the losing Party shall pay reasonable attorney's fees of the prevailing Party, to be fixed by the Court as a part of the costs in any such action.

                                   12 SECTION
                           Effective Date of Agreement

     12.1 Approval of National Indian Gaming Commission. This Agreement shall not be effective unless and until it is approved by the Chairman of the National Indian Gaming Commission, unless the Chairman advises in writing that approval of this Agreement by the National Indian Gaming Commission is not required for the Agreement to be enforceable against the Tribe.

     13.2 Approval of Tribal Council. This Agreement shall not be effective unless and until it is approved and accepted by the Tribal Council for the Tribe.

     13.3 Approval of Court in PSELP Bankruptcy Case. This Agreement is subject to approval by order of the Bankruptcy Court in the PSELP Bankruptcy Case, and will be presented for such approval by counsel for PSELP. In this approval process, this Agreement will be noticed to the Nevada Gaming Commission which will have the opportunity to object to the Agreement and be heard in the Bankruptcy Court proceedings with respect to this Agreement. In the event this Agreement is not approved by the Bankruptcy Court, then this Agreement shall be null and void and of no further force or effect.

                                   13 SECTION
                                    Amendment

         The provisions of this Agreement may be modified at any time by written agreement signed by PSELP and the Tribe, and subject to approval by the Chairman of the National Indian Gaming Commission, and the Bankruptcy Court in the PSELP Bankruptcy Case (if necessary).

                                   14 SECTION
                                     Waiver

         Any of the terms or conditions of this Agreement may be waived by the written consent of PSELP and the Tribe at any time by the Party entitled to the benefit thereof, but no such waiver shall affect or impair the right of the waiving Party to require observance, performance or satisfaction either of that term or condition as it applied on a subsequent occasion or of any other term or condition of this Agreement.

                                   15 SECTION
                       Facility Ownership and Encumbrances

         Except as reflected on Schedule 1 to this Agreement, the Tribe is the exclusive owner of the Facility, including but not limited to physical premises of the Casino and any personal property located thereon such as the video or other gaming machines and equipment, inventory, equipment, supplies and working capital. The Tribe specifically warrants and represents that it shall not directly or indirectly hypothecate or encumber the Income or the Facility without PSELP's prior written consent.

                                   16 SECTION
                                     Notices

         Any notice under this Agreement shall be in writing, and any written notice or other document shall be deemed to have been duly given on the date of personal service on the parties or service by telecopy transmittal at the addresses or telecopy numbers set forth below or at the most recent address or telecopy number specified by the addresses through written notice under this provision.

Palm Springs East Limited Partnership       202 Fremont Street
Attn:  Thomas E. Martin, President          Las Vegas, NV  89101
           Elsub Management Corporation     Telecopy:  (702) 387-5142

with a copy to:

Streich Lang                                2 North Central Avenue
Attn: John R. Clemency                      Phoenix, AZ  85004
                                            Telecopy:  (602) 229-5690

Twenty-Nine Palms Band of Mission           c/o Spotlight 29 Casino
Indians                                     P. O. Box 128
Attn:  Dean Mike                            Coachella, CA  92236
                                            Telecopy:  (619) 775-4639

With a copy to:                             c/o Spotlight 29 Casino
Attn:  Gene Gambale, General Counsel        P. O. Box 128
                                            Coachella, CA 92236
                                            Telecopy:  (619) 775-4639

                                   17 SECTION
            Payments to Members of the Government of the Tribe Prohibited

         No payments have been made nor shall be made to any elected member of the government of the Tribe or any relative of any elected member of the government of the Tribe for the purpose of obtaining this Agreement or for any privilege for PSELP.

                                   18 SECTION
                          Compliance with Tribal Codes

         The Tribe will not alter, amend or repeal its Ordinances relating to gambling operations in a way that has a materially adverse economic effect on PSELP or the Facility. The Tribe will impose no tribal taxes either on PSELP or the Facility until such date as the Tribe has fully satisfied all Obligations owing to PSELP under this Agreement, the Restated Note and related loan and security documents.

                                   19 SECTION
                                Federal Approval

         This Agreement may be subject to approval of the NIGC under the Act. The Tribe and PSELP shall take all steps necessary to promptly secure any required approval and to comply with applicable federal law.

                                   20 SECTION
                                 Tribal Approval

         Whenever in this Agreement the approval of the Tribe is required such approval shall be expressed by a written resolution duly adopted and certified by the Tribal Council.

                                   21 SECTION
                                  Miscellaneous

                  21.1 Time of Essence. Time is of the essence in the performance of this Agreement and all of the terms, provisions, covenants and conditions hereof.

                  21.2 Captions. The captions appearing at the commencement of the Sections of this Agreement are descriptive only and for convenience in reference to this Agreement and in no way whatsoever define, limit or describe the scope or intent of this Agreement, nor in any way affect this Agreement.

                  21.3 Pronouns. Personal pronouns shall be construed to comport with the gender and number required by the context, and the singular shall include the plural and the plural shall include singular as may be required by the context.

                  21.4 No Party Deemed Drafter. The Parties agree that neither Party shall be deemed to be the drafter of this Agreement and that in the event this Agreement is ever construed by a court of law or equity, such court shall not construe this Agreement or any provision hereof against either Party as the drafter of the Agreement. PSELP and the Tribe, and each of them, acknowledge that both Parties hereto have contributed substantially and materially to the preparation hereof.

                  21.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all such counterpart shall constitute one and the same Agreement. Any signature page of this Agreement may be detached from any counterpart without impairing the legal effect of any signatures thereon, and may be attached to another counterpart, identical in form thereto, but having attached to it one or more additional signature pages.

                  21.6 Severability. If any provisions of this Agreement are held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of the Agreement shall continue in full force and effect and shall in no way be impaired or invalidated.

                  21.7 Governing Law. The rights and obligations of the parties and the interpretation and performance of this Agreement shall be governed by California law and by applicable federal laws and regulations.

                  21.8 Entire Agreement. This Agreement constitutes the entire agreement between PSELP and the Tribe and supersedes all prior representations and agreements. Other than as stated herein, there are no representations, warranties, agreements, arrangements, or understandings, oral or written, between or among the parties which further amends or supplements the terms of this Agreement.

         IN WITNESS WHEREOF, PSELP and the Tribe have executed this Agreement the day and year first above written.

PALM SPRINGS EAST LIMITED                     29 PALMS BAND OF MISSION INDIANS
PARTNERSHIP



By                                            By
         Thomas E. Martin, President                 Dean Mike, Chairman
         Elsub Management Corporation
         General Partner of Palm Springs
         East Limited Partnership

                                   EXHIBIT "B"

         RESTATED COMMERCIAL PROMISSORY NOTE

U.S. $9,000,000   March __, 1996


         FOR VALUE RECEIVED, the undersigned 29 Palms Band of Mission Indians Tribe ("Tribe"), promises to pay Palm Springs East, L.P. ("PSELP") the principal sum of $9,000,000 as provided herein, with interest on the unpaid principal balance hereunder from the date hereof until paid in full, at an annual rate of 10% or the maximum allowable interest rate permitted under California law, not to exceed 12%. Principal, interest, and other amounts (if any) owing hereunder from the Tribe shall be due and payable to PSELP, at 202 Fremont Street, Las Vegas, Nevada 89101, or such other place as PSELP may designate, in monthly payments (except as provided below), with the first payment due on the fifteenth day of the month following the date hereof. Payments shall be made solely from Income as defined in that certain Settlement Agreement dated March __, 1996 between PSELP and the Tribe (the "Settlement Agreement"). Up to twenty percent (20%) of the Income from the Facility (defined in the Settlement Agreement) will be used by the Tribe to make the payments due to PSELP under this Note. Subject to the twenty percent (20%) Income limitation, the Tribe will make payments of $290,405 to PSELP, adjusted quarterly to reflect changes in the applicable interest rate. Payments made by the Tribe under this Note shall be applied first to accrued interest, then to principal, then to any other amounts owing under this Note. Any shortfall shall be carried forward to the next succeeding month as a current payable for that month. The entire remaining indebtedness, if not sooner paid, shall be due and payable on February 15, 1999, provided, however, in the event that Income is not adequate to pay the entire indebtedness hereunder by February 15, 1999, then this Note shall be automatically renewed and extended until February 15, 2001, upon showing by the Tribe (in accordance with generally accepted accounting principles) that Income was inadequate to pay said indebtedness as provided herein. If extended, all remaining indebtedness owing from the Tribe under this Note is due on February 15, 2001. In the event that the Income is not adequate to pay all of the Indebtedness owing under this Note by February 15, 2001, then the Tribe and PSELP will petition the National Indian Gaming Commission (the "NIGC") for permission to extend further the maturity of this Note until no later than February 15, 2003. In the event that the NIGC refuses to permit an extension of this Note beyond February 15, 2001, or, if extended, in the event that Income is not adequate to pay all of the Indebtedness by February 15, 2003, then all Obligations owing from the Tribe to PSELP under this Note and under the Settlement Agreement will be deemed to be satisfied.

         As stated above, payments under the Note are required monthly, except that, the Tribe may elect to not make payments during the months of June, July, and August. In the event that the Tribe elects to not make a payment in June, then the Tribe will include in the following January's monthly payment of Income to PSELP an additional payment of $35,000. In the event that the Tribe elects to not make a payment in July, then the Tribe will include in the following February's monthly payment of Income to PSELP an additional payment of $35,000. In the event that the Tribe elects to not make a payment in August, then the Tribe will include in the following March's monthly payment of Income to PSELP an additional payment of $35,000.

         Failure by the Tribe to make the payment(s) required under this Note will constitute a default. Upon a default by the Tribe, PSELP shall be entitled, subject to the notice provisions required by the Settlement Agreement, to proceed with full recourse in accordance with law, including the right to recover all reasonable costs and expenses of collection, including reasonable attorneys' fees. Any failure of PSELP to exercise its recourse in the event of such default shall not constitute a forbearance or waiver of such rights of recourse; provided, however, it is expressly understood and agreed by the parties hereto that recourse for recovery of any indebtedness referenced herein is limited to the Income as defined in the Settlement Agreement.

         If the Settlement Agreement between the Tribe and PSELP is terminated for any reason, the total amount of outstanding principal and interest owing under this Note shall, at the option of PSELP, immediately become due and payable by the Tribe to PSELP, notwithstanding anything contained herein or in the Settlement Agreement to the contrary; provided, however, that the Tribe shall have no obligation to make payments to PSELP if this Note is deemed satisfied as set forth above.

         Presentment, notice of dishonor and protest are hereby waived by all makers, sureties, guarantors, and endorsers hereof. This Note shall be the joint and several obligation of all makers, sureties, guarantors, and endorsers and shall be binding upon them and their successors and assigns.

         To the extent the Tribe promises to pay the indebtedness referenced herein and to the extent of PSELP's and/or note holders' rights to seek recourse in accordance with law for collection of Tribe's liability hereunder, the Tribe hereby waives its defense of sovereign immunity. Approval of this instrument of indebtedness by Tribe shall be confirmed by a Tribal Resolution accordingly.

         It is expressly understood and agreed that PSELP may proceed in the first instance against the Tribe to collect the indebtedness evidenced by this Note, without first proceeding against guarantor or any other person, firm, or corporation, and without first resorting to any property given at any time to PSELP as collateral security.

         It is expressly understood and agreed that any obligation of the Tribe hereunder is strictly limited to the repayment of the indebtedness incurred pursuant hereto, and nothing herein contained shall obligate Tribe to PSELP in any other respect nor shall PSELP be entitled to any participation, favorite treatment, or any authority over Tribe, which would constitute a usurpation of their respective jurisdictions or authority.

         If any provision of this Note is null and void, the nullity shall not effect any other provision of this Note which can be given effect without the void provision and to this end, the provisions of this Note are severable.

         This instrument of indebtedness, as well as any other documents and agreements executed in conjunction herewith, shall be governed by and construed in accordance with laws of the State of California. Provisions in the Settlement Agreement pertaining to venue, jurisdiction, and waiver of sovereign immunity are incorporated by reference into the terms and conditions of this Note.

         The parties hereto agree that execution of a facsimile of this Agreement shall have the same force and effect as an executed original and shall be binding upon the parties hereto.

         IN WITNESS WHEREOF, the undersigned Tribe sets its hand of
this ___________   day of ___________, 1996.

29 PALMS BAND OF MISSION INDIANS



By:
         Dean Mike, Chairman

                                   EXHIBIT "C"

                      FULL AND FINAL RELEASE OF ALL CLAIMS
                                (Tribe to PSELP)


         This Release is made pursuant to that certain Settlement Agreement, dated as of March ___, 1996 (the "Settlement Agreement"), executed by and between PALM SPRINGS EAST LIMITED PARTNERSHIP, a Nevada limited partnership ("PSELP"), and the 29 PALMS BAND OF MISSION INDIANS (the "Tribe"), a federally recognized Indian tribe, in conjunction with that certain Settlement Agreement, and as part of the closing that is provided for in the Settlement Agreement. Terms used herein with their initial letters capitalized that are defined in the Settlement Agreement shall have the meaning given them in the Settlement Agreement unless otherwise defined herein.
         In consideration of the mutual promises set forth in the Settlement Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Tribe, voluntarily, knowingly, and unconditionally, with specific and express intent, and on behalf of itself and its agents, accountants, attorneys, affiliates, predecessors, successors and assigns (collectively, the "Releasing Parties"), hereby fully releases, acquits, and forever discharges PSELP and its successors, assigns, partners, affiliates, subsidiaries, parent companies, principals, directors, officers, employees, agents, accountants, insurers, attorneys, and any other party who may be responsible or liable for the acts or omissions of PSELP (collectively, the "Released Parties"), of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured, or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown (collectively, "Claims") that the Releasing Parties (or any of them) had, now has, or hereafter can, shall, or may have (to the extent such future Claims arise in whole or in part out of acts or omissions prior to the date of the execution of this Release) against the Released Parties or any of them for, upon, or by reason of any matter, cause, or thing whatsoever directly or indirectly arising in connection with or related to: (i) the Management Agreement; or (ii) any other matters which have occurred on or before the date of this Release.
         Notwithstanding any other provision hereof, this Release shall not release the Released Parties from any liability in conjunction with, or resulting from any breach or violation of, the Settlement Agreement.
         Each Released Party who is not a party to the Settlement Agreement is nevertheless an express and intended third-party beneficiary of both the Settlement Agreement and this Release.
         The Tribe hereby agrees that it will not assert, and that it is estopped from asserting, against the Released Parties, or any of them, any Claim that it has released in this Release. In addition, the Tribe hereby agrees that it will not commence, join in, prosecute or participate in any suit or other proceeding in a position that is adverse to any of the Released Parties arising directly or indirectly from any Claim that it has released in this Release.
         No waiver or amendment of this Release, or the promises, obligations or conditions herein, shall be valid unless set forth in writing and signed by the party against whom such waiver or amendment is to be enforced, and no evidence of any waiver or amendment of this Release shall be offered or received in evidence in any proceeding, arbitration or litigation between the Releasing Parties (or any of them) and the Released Parties (or any of them) arising out of or affecting this Release unless such waiver or amendment is in writing and signed as stated above.
         The Tribe hereby represents and warrants that it has not assigned, pledged, or transferred in any manner to any person or entity any Claim that is the subject of this Release. The Tribe shall indemnify the Released Parties and each of them from and against all Claims that are the subject of this Release that are asserted by any person or entity by or through any Releasing Parties or as a result of any assignment, pledge, or transfer that caused the foregoing representation to be false.
         The Tribe hereby agrees, represents and warrants that it has had advice of counsel of its own choosing in negotiations for and the preparation of this Release, that it has read this Release or has had the same read to it by its counsel, that it has had this Release fully explained by such counsel, and that it is fully aware of its contents and legal effect.
         This Release shall be binding upon the successors and assigns of the Tribe, and shall inure to the benefit of the successors and assigns of PSELP.
         This Release shall be governed by and construed in accordance with the laws of the State of California. By executing this Release, the undersigned consents to the transaction evidenced hereby. Pursuant to this general release of all claims, the Tribe expressly waives the protections and benefits of California Civil Code Section 1542 which states:
                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.
         The provisions of this Release shall be specifically enforceable. Executed as of March , 1996.

29 PALMS BAND OF MISSION INDIANS



By
         Dean Mike, Chairman

                                   EXHIBIT "D"

                      FULL AND FINAL RELEASE OF ALL CLAIMS
                                (PSELP to Tribe)


         This Release is made pursuant to that certain Settlement Agreement, dated as of March 29, 1996 (the "Settlement Agreement"), executed by and between PALM SPRINGS EAST LIMITED PARTNERSHIP, a Nevada limited partnership ("PSELP"), and the 29 PALMS BAND OF MISSION INDIANS (the "Tribe"), a federally recognized Indian tribe, in conjunction with that certain Settlement Agreement, and as part of the closing that is provided for in the Settlement Agreement. Terms used herein with their initial letters capitalized that are defined in the Settlement Agreement shall have the meaning given them in the Settlement Agreement unless otherwise defined herein.
         In consideration of the mutual promises set forth in the Settlement Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, PSELP, voluntarily, knowingly, and unconditionally, with specific and express intent, and on behalf of itself and its agents, accountants, attorneys, affiliates, predecessors, successors and assigns (collectively, the "Releasing Parties"), hereby fully releases, acquits, and forever discharges the Tribe and its successors, assigns, partners, affiliates, subsidiaries, parent companies, principals, directors, officers, employees, agents, accountants, insurers, attorneys, and any other party who may be responsible or liable for the acts or omissions of the Tribe (collectively, the "Released Parties"), of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured, or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown (collectively, "Claims") that the Releasing Parties (or any of them) had, now has, or hereafter can, shall, or may have (to the extent such future Claims arise in whole or in part out of acts or omissions prior to the date of the execution of this Release) against the Released Parties or any of them for, upon, or by reason of any matter, cause, or thing whatsoever directly or indirectly arising in connection with or related to: (i) the Management Settlement Agreement; or (ii) any other matters which have occurred on or before the date of this Release except for any such Claims relating to the funds under the Loan Agreement which are owing by the Tribe as stated in the Settlement Agreement, and all liens, security interests or other interests securing such advances.
         Notwithstanding any other provision hereof, this Release shall not release the Released Parties from any liability, lien, security interest or other Claims whatsoever related to or in conjunction with, or resulting from any breach or violation of, the Settlement Agreement, the Restated Note, or related loan and security documents.
         Each Released Party who is not a party to the Settlement Agreement is nevertheless an express and intended third-party beneficiary of both the Settlement Agreement and this Release.
         PSELP hereby agrees that it will not assert, and that it is estopped from asserting, against the Released Parties, or any of them, any Claim that it has released in this Release. In addition, PSELP hereby agrees that it will not commence, join in, prosecute or participate in any suit or other proceeding in a position that is adverse to any of the Released Parties arising directly or indirectly from any Claim that it has released in this Release.
         No waiver or amendment of this Release, or the promises, obligations or conditions herein, shall be valid unless set forth in writing and signed by the party against whom such waiver or amendment is to be enforced, and no evidence of any waiver or amendment of this Release shall be offered or received in evidence in any proceeding, arbitration or litigation between the Releasing Parties (or any of them) and the Released Parties (or any of them) arising out of or affecting this Release unless such waiver or amendment is in writing and signed as stated above.
         PSELP hereby represents and warrants that it has not assigned, pledged, or transferred in any manner to any person or entity any Claim that is the subject of this Release, except as expressly provided in the Settlement Agreement. PSELP shall indemnify the Released Parties and each of them from and against all Claims that are the subject of this Release that are asserted by any person or entity by or through any Releasing Parties or as a result of any assignment, pledge, or transfer that caused the foregoing representation to be false.
         PSELP hereby agrees, represents and warrants that it has had advice of counsel of its own choosing in negotiations for and the preparation of this Release, that it has read this Release or has had the same read to it by its counsel, that it has had this Release fully explained by such counsel, and that it is fully aware of its contents and legal effect.
         This Release shall be binding upon the successors and assigns of PSELP and shall inure to the benefit of the successors and assigns of the Tribe.
         This Release shall be governed by and construed in accordance with the laws of the State of California. By executing this Release, the undersigned consents to the transaction evidenced hereby. Pursuant to this general release of all claims, PSELP expressly waives the protections and benefits of California Civil Code Section 1542 which states:
                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

         The provisions of this Release shall be specifically enforceable. Executed as of ______________, 1996.

PALM SPRINGS EAST LIMITED PARTNERSHIP



By
         Thomas E. Martin, President
         Elsub Management Corporation
         General Partner of Palm Springs
         East Limited Partnership

                                                    EXHIBIT "E"


                                                  Gene R. Gambale
                                                SPOTLIGHT 29 CASINO
                                              46-200 Harrison Street
                                           Coachella, California  92236


Palm Springs East, Limited Partnership
c/o Thomas E. Martin
202 Fremont Street
Las Vegas, Nevada  89109

                  I am general counsel to the 29 PALMS BAND OF MISSION INDIANS (the "Tribe"), a federally recognized Indian tribe. In connection with my representation of the Tribe, I observed the Tribe execute and acknowledge that certain Settlement Agreement dated as of February ___, 1996 (the "Settlement Agreement"), executed by and between PALM SPRINGS EAST LIMITED PARTNERSHIP, a Nevada limited partnership ("PSELP"), and the Tribe, and certain related documents identified in the Settlement Agreement, including, without limitation, the Restated Note as defined in the Settlement Agreement and the Release referenced in Section 4 of the Settlement Agreement (the "Release"). (The Settlement Agreement, the Restated Note, the Release, the Loan Agreement as modified by the Settlement Agreement, and the other documents relating to the Settlement Agreement will be referred to herein collectively as the "Documents"). In addition, I have reviewed such other documents, certificates, laws, instruments and agreements as in my judgment are necessary or appropriate to enable me to render this opinion, including, without limitation, the Constitution, Charter documents and organizational documents and resolutions promulgated by or on behalf of the Tribe. In addition, I have conducted such other inquiries and examinations as I deem necessary and appropriate for rendering this opinion.

                  Based on the foregoing, it is my opinion that:

                           (a) The Tribe is a federally  recognized Indian tribe
                  with full right, power and authority to carry out and consummate the transactions contemplated by the Settlement Agreement, and has duly taken all actions necessary to carry out and consummate the transactions contemplated to be performed on its part by the Settlement Agreement and other Documents.

                           (b) The laws of the State of  California  will govern
                  and control: (i) the rights and remedies of PSELP under the Settlement Agreement and other Documents; and (ii) the rights and remedies of the parties to the Settlement Agreement and other Documents.

                           (c) The provisions,  covenants, and waivers contained
                  in the Documents executed by the Tribe relating to the waiver of sovereign immunity by the Tribe and the submittal to jurisdiction of the Tribe to the United States District Court for the Central District of California, or if the United States District Court lacks jurisdiction, the Superior Court of the State of California in Riverside County, with appeals as appropriate to the California Court of Appeals and the California State Supreme Court, including, without limitation,
                  Section 11.3 of the Settlement Agreement, are valid and enforceable.

                           (d) To the best of my knowledge,  no further consent,
                  approval, order, authorization, registration, resolution, declaration or designation of or filing with any governmental authority of the United States (except only the consent of the National Indian Gaming Commission and possibly the consent of the Bureau of Indian Affairs) or the Tribe or any subdivision thereof is required in connection with the authorization, execution, delivery or performance by the Tribe of the Settlement Agreement and other Documents.

                           (e) The  Tribe  has  duly  authorized,  executed  and
                  delivered the Settlement Agreement and other Documents executed by the Tribe, and duly consented to all of the Documents.

                           (f) The Tribe has taken all  necessary  tribal action
                  to authorize the execution and delivery of the Settlement Agreement and other Documents, and the persons who executed the Settlement Agreement and other Documents on behalf of the Tribe were duly authorized to do so. The Settlement Agreement and other Documents are in full force and effect and constitute the legal, valid and binding obligations of the Tribe, enforceable against the Tribe in accordance with their terms.

                           (g) The Tribe's Articles of Association do not prohibit the Tribe from entering into the Settlement Agreement and other Documents. A true and complete copy of the Tribe's resolution certified by the Tribe's secretary authorizing the execution, delivery and performance of the Settlement Agreement and other Documents is attached as Exhibit "1" hereto. The Tribe's resolution is in full force and effect and has not been amended, abrogated, or terminated.

Sincerely,



Gene R. Gambale
General Counsel to the Tribe

                                   EXHIBIT "F"

            TWENTY-NINE PALMS BAND OF MISSION INDIANS

      GENERAL COUNCIL RESOLUTION REGARDING SETTLEMENT AGREEMENT


         WHEREAS, the Twenty-Nine Palms Tribe of Mission Indians (the "Tribe") has authorized its Chairman, Dean Mike (the "Chairman") to negotiate that certain Settlement Agreement (the "Settlement Agreement"), with PALM SPRINGS EAST LIMITED PARTNERSHIP, a Nevada limited partnership ("PSELP"), as well as certain related documents identified in the Settlement Agreement, including, without limitation, the Restated Note as defined in the Settlement Agreement and the Release referenced in Section 3 of the Settlement Agreement (the "Release"); and

         WHEREAS, after due consideration, the General Council has determined that it is in the best interests of the Tribe for the Tribe to execute and deliver to PSELP the Settlement Agreement and the related documents, including the Restated Note and the Release (collectively the "Documents");

         NOW, THEREFORE, BE IT RESOLVED, that the Settlement Agreement and all schedules, exhibits and related Documents (including, but not limited to, delivery of the "Restated Commercial Promissory Note" dated _______, 1996) are hereby approved by the General Council, subject to review and, if necessary, approval of the National Indian Gaming Commission ("NIGC");

         RESOLVED, FURTHER, that the Chairman is hereby authorized to execute and deliver to PSELP the Settlement Agreement and other Documents;

         RESOLVED, FURTHER, that once the Settlement Agreement and related Documents have been reviewed and (if deemed necessary by NIGC) approved by NIGC, the General Council specifically agrees:

                  (a) Under the Settlement Agreement, the Tribe waives its sovereign immunity as provided in Section 11.3 of the Settlement Agreement, and any lawsuits related to the Settlement Agreement or the other Documents will be determined in the courts of the United States or

         California as stated in the Settlement Agreement; and

                  (b) No subsequent action by the General Council, the Tribe's gaming commission or any other governing body of the Tribe, or any tribal court, shall operate to excuse the Tribe's obligations under the Settlement Agreement and the other Documents.

         RESOLVED, FURTHER, that the Tribe's counsel, Gene R. Gambale, is authorized to present copies of the Settlement Agreement and the other Documents, and all other appropriate material to NIGC, and to meet with NIGC and perform all other acts reasonably necessary on behalf of the Tribe to secure
NIGC's approval of the Settlement Agreement and other Documents, provided, however, that counsel shall not agree to any changes in the economic or other material terms of the Settlement Agreement or other Documents without prior approval by the General Council.


                                                   Certification

         I, _________________, the duly authorized secretary/custodian of records for the Tribe, certify that the foregoing resolution was approved and adopted at a duly noticed and constituted meeting of the Tribal Council conducted on ________ ___, 1996.

         DATED this ___ day of ___________, 1996.





(Print Name)

Secretary/Custodian of Records for
the Tribal Council of the 29 Palms
Band of Mission Indians